RESTATED ARTICLES OF INCORPORATION
                                       OF
                             RALSTON PURINA COMPANY


                                      * * *


     The original Articles of Incorporation were filed with the Secretary of State of the State of Missouri on January 8, 1894. The initial shareholders were William O. Andrews, William H. Danforth and George R. Robinson, Jr., each of whom resided in the City of St. Louis, Missouri, and each of whom initially subscribed to 40 shares. The Restated Articles of Incorporation, as amended, are hereby restated pursuant to Section 351.106 of the General and Business Corporation Law of Missouri.

ARTICLE  ONE  -  NAME

     The  name  of  the  corporation  is  Ralston  Purina  Company.


ARTICLE  TWO  -  OFFICE

     The registered office of the corporation is located at 222 E. Dunklin Street, Jefferson City, Missouri 65101, and the name of its registered agent at such address is Prentice Hall Corporation System.


ARTICLE  THREE  -  AUTHORIZED  SHARES

     A.     CLASSES  AND  NUMBER  OF  SHARES

     The aggregate number of shares of capital stock which the corporation is authorized to issue is 610,600,000 shares, consisting of:

     (a) 600,000,000 shares of Common Stock, par value $.10 per share ("Common Stock"); and

     (b) 10,600,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock").

     B.     NO  PREEMPTIVE  RIGHTS

     No shareholder of any class of stock of the corporation shall have any preemptive right to acquire any additional shares of any class.

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     C.     TERMS  OF  PREFERRED  STOCK

     The terms of the shares of each series of Preferred Stock shall be as stated and expressed in these Restated Articles of Incorporation or any amendment hereto, or in the resolution or resolutions providing for the issuance of such series of Preferred Stock adopted by the Board of Directors. Subject to the requirements of The General and Business Corporation Law of Missouri ("GBCL") and the provisions of these Restated Articles of Incorporation, the Board of Directors is expressly authorized to cause any number of the authorized and undesignated shares of Preferred Stock to be issued from time to time in one or more series of Preferred Stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, if any, as the Board of Directors may fix by resolution or resolutions, prior to the issuance of any shares of such series of Preferred Stock, each of which series may differ from any and all other series, including, without limiting the generality of the foregoing, the following:

     (i) The number of shares constituting such series of Preferred Stock and the designation thereof;

     (ii) The dividend rate, if any, on the shares of such series of Preferred Stock, whether and the extent to which any such dividends shall be cumulative or non-cumulative, the relative rights of priority, if any, of payments of any dividends, and the time at which, and the terms and conditions on which, any dividends shall be paid;

     (iii) The right, if any, of the holders of shares of such series of Preferred Stock to vote and the manner of voting, except as may otherwise be provided by the GBCL and the provisions of these Restated Articles of Incorporation;

     (iv) The right, if any, of the holders of shares of such series of Preferred Stock to convert the same into, or the right, if any, of the corporation to exchange the same for, another class or series of capital stock of the corporation and the terms and conditions, including any provision for future adjustment in the conversion or exchange rate, under which said shares may be converted or exchanged;

     (v) The redemption or purchase price or prices of the shares of such series of Preferred Stock, if any, and the times at which, and the terms and conditions of which, the shares of such series of Preferred Stock may be redeemed or purchased;

     (vi) The terms of the sinking fund, if any, to be provided for such series of Preferred Stock, and the terms and amount of any such sinking fund;

     (vii) The rights of the holders of shares of such series of Preferred Stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation and the relative rights of priority, if any, of such holders with respect thereto; and

     (viii) Any other relative powers, preferences and rights, and any qualifications, limitations or restrictions, of such series of Preferred Stock.

     If there be a default in the payment to the holders of the ESOP Preferred Stock of the equivalent of six quarterly dividends, all such holders, voting as a class, shall be entitled to elect two directors and their successors, to serve until such time as the cumulative dividends on the ESOP Preferred Stock shall be paid in full. In such event, the President or the Secretary of the corporation may, and upon the written request of the holders of 10% or more of the ESOP
Preferred Stock outstanding shall promptly, call a special meeting of the holders of the ESOP Preferred Stock to be held within 90 days after the call; however, if any such request shall be made within 120 days preceding the date fixed for any annual meeting of shareholders, such special meeting shall be held within 120 days after the call. All other directors of the corporation shall continue to be elected by the holders of all the outstanding capital stock entitled to vote thereon.

     D.     TERMS  OF  COMMON  STOCK

     1. Voting Rights. On all matters to be voted on by the holders of shares of Common Stock, each outstanding share of Common Stock shall have one vote.

     2. Dividend Rights. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon the Common
Stock out of funds of the corporation legally available therefor, in such amounts and at such times as the Board of Directors may determine. Funds otherwise legally available for the payment of dividends on the Common Stock shall not be restricted or reduced by reason of there being any excess of the aggregate preferential amount of any series of Preferred Stock outstanding over the aggregate par value thereof. Before any dividend, other than a dividend payable in Common Stock of the corporation, may be declared and paid with respect to any class of Common Stock outstanding, all cumulative dividends for past quarters and the dividend for the current quarter with respect to the ESOP Preferred Stock outstanding must be declared and paid, or declared and set apart for payment.


ARTICLE  FOUR  -  DIRECTORS

Number  and  Classification

     The Board of Directors of the corporation shall consist of twelve members, or such other number as may be fixed by, or in the manner provided in, the Bylaws of the corporation, but not less than nine nor more than eighteen, and any changes in the number of Directors shall be reported to the Secretary of State within thirty calendar days of such change. The time of service and mode of classification of the Directors shall be provided for by the Bylaws of the corporation; provided, however, that the Board of Directors shall be classified into three classes as nearly equal in size as possible, with successive annual elections of the classes, each class to be elected for a term of three years.

Removal  of  Directors

     At a meeting called expressly for that purpose, Directors may be removed in the manner provided in this Article. One or more members of the Board of Directors may be removed, with or without cause, by a vote of not less than two-thirds of the aggregate voting power of the outstanding Common Stock and Preferred Stock entitled to vote thereon at such meeting, and by such other vote as may be required by the GBCL. Whenever the holders of the shares of any class are entitled to elect one or more Directors, the provisions of this Article shall apply, in respect of the removal of a Director or Directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the holders of the outstanding shares as a whole.

Amendment

     This Article may be amended or repealed only upon the affirmative vote of not less than two-thirds of the aggregate voting power of the outstanding Common Stock and Preferred Stock entitled to vote thereon at a meeting called for such purpose, and by such other vote as may be required by the GBCL; provided, however, that whenever the holders of shares of any class are entitled to elect one or more Directors, such amendment shall also require the affirmative vote of not less than two-thirds of the voting power of the outstanding shares of each such class entitled to vote at such meeting, and by such other vote as may be required by the GBCL.


ARTICLE  FIVE  -  TERM  OF  EXISTENCE

     The  corporation  shall  have  a  perpetual  existence.


ARTICLE  SIX  -  PURPOSES

     The purposes of the corporation are to engage in the food and feed business and to carry on any other lawful business for profit which is authorized by the Directors and which is proper for a corporation organized under the General and Business Corporation Law of Missouri, and to enter into any transactions or perform any acts necessary or incidental to any of the foregoing.

ARTICLE  SEVEN  -  BYLAWS

     The right to make, alter, amend or repeal the Bylaws of the corporation shall be vested in the Board of Directors of the corporation.


ARTICLE  EIGHT  -  CERTAIN  BUSINESS  COMBINATIONS

Approval

     The approval of any Business Combination shall, in addition to any affirmative vote required by the GBCL, require the affirmative vote of the holders of not less than two-thirds of the aggregate voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote at a meeting of shareholders called for such purpose and of a majority of the voting power of all such shares of which a Substantial Shareholder is not the Beneficial Owner; provided, however, that any such Business Combination may be approved on any affirmative vote required by the GBCL if:

     (a)     there  are  one  or  more  Continuing  Directors  and  the Business
Combination  shall  have  been  approved  by  a  majority  of  them;  or

     (b) the cash, or Fair Market Value of the property, securities or other consideration to be received per share by the shareholders of each class of stock of this corporation in the Business Combination is not less than the higher of:

          (i)     the  highest  per  share  price  paid  by  the  Substantial
Shareholder for the acquisition of any shares of such class, with appropriate adjustments for stock splits, stock dividends and like distributions, or

          (ii) the Fair Market Value of such shares, on the date the Business Combination is approved by the Board of Directors.

Definitions

     (a) For purposes of this Article Eight, the term "Business Combination" shall mean:

          (i) any merger or consolidation of the corporation or any subsidiary of the corporation with (a) any Substantial Shareholder or (b) any other corporation which, after such merger or consolidation, would be a Substantial Shareholder, regardless of which entity survives;

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder, of any assets of the corporation or any subsidiary of the corporation, or both, that have an aggregate Fair Market Value of more than twenty percent of the book value of the total assets of the corporation as shown on its consolidated balance sheet as of the end of the calendar quarter immediately preceding any such transaction;

          (iii) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of a Substantial Shareholder; or

          (iv) any transaction involving the corporation or any of its subsidiaries, including the issuance or transfer of any securities of, any reclassification of securities of, or any recapitalization of, the corporation or any of its subsidiaries, or any merger or consolidation of the corporation with any of its subsidiaries (whether or not involving a Substantial Shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any subsidiary, of which a Substantial Shareholder is the Beneficial Owner.

     (b) The term "Continuing Director" shall mean any member of the Board of Directors of the corporation who is not an Affiliate of the Substantial Shareholder and who was a member of the Board of Directors prior to the time that the Substantial Shareholder became a Substantial Shareholder, and any successor of a Continuing Director if the successor is not an Affiliate of the Substantial Shareholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors.

     (c) The term "Substantial Shareholder" shall mean and include any individual, corporation, partnership or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner in the aggregate of more than twenty percent of the voting power of the outstanding Common Stock and Preferred Stock entitled to vote in an election of Directors; and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

     (d)     The  term  "Fair  Market  Value"  shall  mean:

          (i) in the case of stock, the highest closing sale price per share of a share of such stock during the 30-day period immediately preceding the approval of the Business Combination by the Board of Directors as reported by any United States Securities Exchange registered under the Securities Exchange Act on which such shares are listed, or, if such shares are not listed on any such Exchange, then the highest closing bid quotation for any of such shares as reported on the National Association of Securities Dealers, Inc. Automated Quotations System or any such system then in use, or if no such closing sales price or bid quotation is reported, the Fair Market Value as determined on the date in question by a majority of Continuing Directors; or

          (ii) in the case of property or securities other than cash or stock, the Fair Market Value of said property or securities on the date in question as determined by a majority of the Continuing Directors.

     (e) The following terms shall be defined by reference to the Securities Exchange Act of 1934 and the Rules in effect thereunder on November 30, 1983:

          (i)     "Affiliate"  under  Rule  12b-2;

          (ii)     "Associate"  under  Rule  12b-2;  and

          (iii)     "Beneficial  Owner"  under  Rule  13d-3.

Amendment

     In addition to such other vote or consent as shall then be required by the GBCL, this Article may be amended or repealed only upon the affirmative vote of not less than two-thirds of the aggregate voting power of the outstanding Common Stock and Preferred Stock entitled to vote at a meeting called for such purpose and of a majority of the voting power of all such shares of which a Substantial Shareholder is not the Beneficial Owner, and by such other vote as may be required by the GBCL; provided, however, that this Article may be amended upon any affirmative vote required by the GBCL, if such amendment has been approved by a majority of the Board of Directors, if there is not a Substantial Shareholder, or if there is a Substantial Shareholder, by a majority of the Continuing Directors.

ARTICLE  NINE  -  INDEMNIFICATION  OF  DIRECTORS,  OFFICERS  AND  OTHERS

Right  to  Indemnification

     The Company shall indemnify any person who is or was a director, officer, or employee of the Company, or is or was serving at the request of the Company as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any civil, criminal, administrative or investigative action, proceeding or claim (including an action by or in the right of the Company) by reason of the fact that he is or was serving in such capacity, provided that such person's conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Rights  Not  Exclusive

     The indemnification and other rights provided by this Article shall not be deemed exclusive of any other rights to which a director, officer or employee may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, and the Company is hereby specifically authorized to provide such indemnification and other rights by any agreement, vote of shareholders or disinterested directors or otherwise.

Enforceability;  Amendment

     Each person who was or is a director, officer or employee of the Company and the heirs, executors, administrator and estate of such person, is a third party beneficiary of this Article and shall be entitled to enforce against the Company all indemnification and other rights granted to such person by this Article.

     This Article may be hereafter amended or repealed; provided, however, that no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person who was or is a director, officer or employee to obtain indemnification with respect to an action, suit or proceeding that pertains to or arises out of actions or omissions that occur prior to the effective date of such amendment or repeal.


ARTICLE  TEN  -  NO  CUMULATIVE  VOTING

     Shareholders shall not have the right to vote cumulatively in electing directors.



                              RALSTON  PURINA  COMPANY


                              By:   /s/ J. M. Neville
                                    _____________________________
                                     J.  M.  Neville
                                    Vice  President  and
                                     General  Counsel


                              By:  /s/ N. E. Hamilton
                                    ______________________________
                                      N.  E.  Hamilton
                                      Secretary
Dated  February  23,  1999

STATE  OF  MISSOURI          )
                             )  ss.
CITY  OF  ST.  LOUIS         )

     I, J. M. Neville, being duly sworn, on my oath, state that I am Vice President and General Counsel of Ralston Purina Company; that in such capacity I signed the foregoing Restated Articles of Incorporation of Ralston Purina Company; that said restatement was duly approved by the Board of Directors of Ralston Purina Company on February 3, 1999; that said Restated Articles of Incorporation correctly set forth without substantive change the corresponding provisions of the original Articles of Incorporation of Ralston Purina Company as theretofore amended; and that said Restated Articles of Incorporation supersede the said original Articles of Incorporation and all the amendments thereto.


                              _____________________________________
                              J.  M.  Neville
                              Vice  President  and  General  Counsel


STATE  OF  MISSOURI          )
                             )  ss.
CITY  OF  ST.  LOUIS         )

     I, _______________________, a Notary Public, do hereby certify that on the ____ day of _______________, personally appeared before me, J. M. Neville, who being by me first duly sworn, declared that he is the person who signed the foregoing document as Vice President and General Counsel of Ralston Purina
Company,  and  that  the  statements  therein  contained  are  true.


     (NOTARIAL  SEAL)



                              _________________________________
                              Notary  Public